EXHIBIT 99.1

MyDx Launches OrganaDx™ to Test for Pesticides & Heavy Metals in Cannabis and Food for Safety

LA JOLLA, Calif., Oct. 27, 2016 (GLOBE NEWSWIRE) -- MyDx, Inc. (OTCQB:MYDX), a rapidly growing chemical detection company and makers of MyDx®, the first handheld chemical analyzer for consumers, today announced it has launched its OrganaDxTM single use sensor chip for the analysis of pesticides and heavy metals in cannabis, fruits and vegetables.  The Company today also released a commercial that will be aired to announce the launch of OrganaDx and increase overall exposure for the Company and the new product line.  The commercial can be seen by visiting the following link:  Launch of OrganaDx Commercial.

OrganaDx Able to Test for Pesticides in Top 10 Crops, Including Cannabis

OrganaDx: The Next Generation in Consumer Grade Cannabis and Food Safety Testing
OrganaDx puts real-time, affordable analysis in the palms of consumers’ hands.  It enables consumers to detect pesticides or heavy metals in cannabis and food, ensuring that you and your family do not unknowingly consume dangerous cancer-causing toxins at unsafe levels.

OrganaDx enables consumers to test cannabis, or cannabis vape oil, for the same pesticides and heavy metals. According to a report published by Smithsonian.com, “Tests also show that marijuana plants can draw in heavy metals from the soil in which they are grown, and concentrating THC can increase the amounts of heavy metals, pesticides or other substances that end up in a product.”

The Company’s CannaDxTM Sensor chip enables consumers to test, analyze and evaluate cannabis for potency and composition of psychoactive, and non-psychoactive medicinal, chemical components. Its OrganaDx sensor now enables consumers to test cannabis for safety. The groundwater under any crop may be contaminated and many growers, both indoor and outdoor, use pesticides or fertilizers that contain dangerous toxins as the media routinely confirms.

OrganaDx and the Rapidly Growing $6 Billion Cannabis Marketplace
Current polling suggests California is likely to pass its recreational marijuana initiative (Proposition 64) in next month’s election. That, alone, will more than triple the number of U.S. residents living in states where they can buy or grow cannabis without a physician’s recommendation. A total 82 million US residents live in states that could relax rules on cannabis in about two weeks, most of which are expected to pass initiatives permitting recreational or medicinal cannabis.

“Of our product family of four sensors, we launched the CannaDx sensor first,” MyDx Chairman and CEO Daniel R. Yazbeck explained. “Because few states require growers or dispensaries to test the cannabis they sell, the product quality is largely unregulated. This contrasts with water, food and air, all of which have multiple state and federal agencies regulating their quality and anyone that might affect it, although many see their track record as imperfect at best as Flint, Michigan amongst many other incidents exemplifies. Ultimately, it is up to the consumer to Trust & Verify® the safety of what they eat, drink and inhale.

“In the cannabis marketplace, however, very few growers, dispensaries or producers of cannabis flower, distilled concentrate or oil for vape pens obtain and publish independent lab tests for their products potency or safety from poisonous toxins. Today, MyDx receives more inquiries about how to test cannabis for pesticides and heavy metals than it does for food and water combined. To its credit, the media routinely investigates and reports on the prevalence of pesticides and heavy metals in cannabis, especially in the popular THC oil/propellant commonly used in vape pens.”

OrganaDx: $120 Billion TAM and Boost to MyDx Earnings Power
Accordingly, MyDx is confident that consumers pairing the CannaDx and new OrganaDx sensors will drive sales of both products and the multi-use Analyzer. Offering three different Sensor chips enables MyDx customers to leverage the cost of the Analyzer by testing food, water, cannabis composition and cannabis/vape oil safety – all of which multiplies the Analyzer’s utility and value.

Industry analysts project the global organic food and beverage market is expected to grow from $80 billion in 2013 to $162 billion by 2018 for a 15% Compounded Annual Growth Rate (CAGR).1 Further, over 10% of fruits and vegetables sold in the U.S. are organic.2

MyDx’s next-generation OrganaDx technology will empower consumers with the ability to disrupt and increase the marketplace with consumer-based food testing. The OrganaDx Sensor chip will work interchangeably with the multi-use MyDx platform, and, along with CannaDxTM and AquaDxTM, is the third of its four different sensors. Its fourth sensor, AeroDxTM, is designed to measure air quality by monitoring the levels of certain harmful chemicals (VOC’s) in the surrounding environment.  AeroDx is also being programmed to test Cannabis oil for residual solvents.  It is currently in beta stage testing and slated for launch in the first half of 2017.

In addition, MyDx plans to introduce new, digitized versions of its OrganaDx and AquaDx Single Use Sensors that will provide more advanced functionality and customer benefits. Details will be announced in preparation of its launch at a later time.

Why OrganaDx? The Dirty Dozen
Food testing is particularly important when buying non-organic produce that is known to be notoriously high in pesticides, commonly referred to as the “Dirty Dozen” (strawberries top the list). AquaDx tests raw fruits and vegetables for pesticides, heavy metals and other neurotoxic chemicals to the US Military Exposure Guideline (MEG) for safety.

The single-use OrganaDx sensor provides a pass/fail report within six minutes, including an analysis of the toxins tested. Whether you are a consumer who wants to protect your family from foods containing dangerous levels of cancer causing chemicals, or a cannabis dispensary owner who wants to ensure you are not buying or selling contaminated cannabis or THC vape oil, MyDx encourages its customers to use its Analyzer as a primary screening tool. Customers receiving a “fail” test should send the tainted food or cannabis to a commercial laboratory for more granular analysis.

The single-use OrganaDx sensor chips simply require pre-soaking the fruit or vegetable or cannabis in hot water for one minute to leach the chemicals into the water.  The concentrated sample of water with leached chemicals is then applied to the sensor chip with the dropper provided, which will report a PASS or FAIL within 6 minutes.

Commenting on the OrganaDx launch, Mr. Yazbeck said, “Everyone eats fruits and vegetables. Here in the U.S., cancer rates have increased dramatically over the past 50 years and many scientists, researchers and experts, including the Environmental Working Group, have linked the toxic chemicals OrganaDx screens for, to cancer. Raising the stakes, children with developing brains and bodies are typically more at risk other major demographic groups. I live in San Diego, buy fruits and vegetables at local reputable grocers and farmers markets, and yet have purchased strawberries that have failed using our OrganaDx sensor which tested to be tainted with unsafe levels of carcinogens. It is important to spot-check all the fruits and vegetables for my family.”

For an in-depth understanding of why these fruits and vegetables are on the list, and why it is important, please visit the highly respected Environmental Working Group’s recent update on its Dirty Dozen at www.ewg.org/foodnews/summary.php.

The Next Generation of Consumer-Grade Cannabis and Food Quality Testing
Even if you rigorously wash your produce, there is still a high likelihood that pesticides will have lingered on the surface or may have already seeped into that particular fruit or vegetable. Pesticides have been shown to cause a myriad of adverse effects in humans, including increasing the risk of cancer, impeding neurological development and function, adversely affecting developing fetuses, decreasing fertility, and more. It is, therefore, advisable to purchase organically grown produce and, when possible, to test for these pesticides. Our OrganaDx sensor will allow you to do just that, keeping you and your family safe.

OrganaDx provides its users with a Total Toxicity ProfileTM (TTP), a proprietary rapid response measurement interpretation that reports a TTP of Pass or Fail based on the presence of neurotoxic chemicals in water at concentrations that exceed the US Military Exposure Guideline (MEG) for safety of drinking water (assuming 7-14 day exposure, 15L/day consumption, 70kg person) and are below the estimated Human Lethal Consumption (HLC) guideline. This test covers key organophosphate/carbamate pesticides and toxic heavy metals.  The OrganaDx sensor also detects the most common, highly poisonous Organophosphate Pesticides (such as Malathion, Diazinon and others) that have been linked to Cancer by the World Health Organization (see https://www.cdxlife.com/wp-content/uploads/MonographVolume112.pdf).

Ordering OrganaDx
A two-pack Pesticides & Heavy Metals OrganaDx single-use Sensor Kit can be purchased on the MyDx website for only $24.95. The Company anticipates launching new, digital multi-sensor bundled specials in December prior to the holidays.

1 Reportlinker.com; June 2014
2 Organic Trade Association - OTA’s 2014 Organic Industry Survey

About MyDx, Inc.
MyDx, Inc. (OTCQB:MYDX) is a chemical detection and sensor technology company based in San Diego, California whose mission is to help people Trust & Verify™ what they put into their minds and bodies. The Company developed MyDx, a patented, affordable portable analyzer that provides real-time chemical analysis and fits in the palm of the user’s hand. The multi-use MyDx analyzer leverages over a decade of established electronic nose technology to measure chemicals of interest. The Company owns a substantial and growing intellectual property portfolio of patents covering its technology.

The MyDx CannaDxTM AquaDxTM and OrganaDxTM Sensors are now commercialized, and the AeroDx is next in line for early 2017. All Sensors will be compatible with a MyDx App that empowers consumers to test the chemical composition of everything they eat, drink and inhale. For more information, please visit www.cdxlife.com.

Forward-Looking Statements
This news release contains "forward-looking statements" as that term is defined in Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements may contain certain forward-looking statements pertaining to future anticipated or projected plans, performance and developments, as well as other statements relating to future operations and results. Any statements in this press release that are not statements of historical fact may be considered to be forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. These forward-looking statements by their nature are estimates of future results only and involve substantial risks and uncertainties, including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, our ability to complete our product testing and launch our product commercially, the acceptance of our product in the marketplace, the uncertainty of the laws and regulations relating to cannabis, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed from time to time in our reports filed with the Securities and Exchange Commission, available at http://ir.cdxlife.com/all-sec-filings or www.sec.gov.

The photo is also available at Newscom, www.newscom.com, and via AP PhotoExpress.

Investor Contact:
Phillip Sugarman, Vice President
Investor Relations Partners
Phone: 818-280-6800
psugarman@irpartnersinc.com